Exhibit 3.1

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF

                         TEN PENNY-RIALTO HOLDINGS, INC.

                           Pursuant to Section 14A:9-5
                   of the New Jersey Business Corporation Act

      Community Partners Bancorp, a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), hereby restates and integrates its Certificate of Incorporation, and also substantively amends such Certificate of Incorporation (as amended and restated, this "Certificate of Incorporation"), to read in full as herein set forth.

      FIRST: The name of the Corporation is: Community Partners Bancorp.
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      SECOND: The purposes for which the Corporation is organized are:
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            (a) To engage in the business of a bank holding company; and

            (b) Without in any way being limited by the foregoing specifically enumerated purposes, to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

      THIRD: A. The aggregate number of shares which the Corporation  shall have
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authority to issue is  31,500,000,  divided into  6,500,000  shares of preferred stock without par value (hereinafter called "Preferred Stock") and 25,000,000 shares of common stock without par value (hereinafter called "Common Stock").

            B. The Board of Directors of the Corporation (the "Board of Directors") shall have authority at any time or from time to time (i) to divide any or all of the Preferred Stock into series; (ii) to determine for any such series its designation, number of shares, relative rights, preferences and limitations; (iii) to increase the number of shares of any such series previously determined by it and to decrease such previously determined number of shares to a number not less than that of the shares of such series then outstanding; (iv) to change the designation or number of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established series no shares of which have been issued; and (v) to cause to be executed and filed without further approval of the shareholders such amendment or amendments to the Certificate of Incorporation as may be required in order to accomplish any of the foregoing. In particular, but without limiting the generality of the foregoing, the Board of Directors shall have authority to determine with respect to any such series of Preferred Stock:

                (1) The dividend rate or rates on shares of such series and any restrictions, limitations, or conditions upon the payment of such dividends, and whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable;

                (2) Whether the shares of such series shall be redeemable and, if so, the time or times and the price or prices at which and the other terms and conditions on

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which the shares may be redeemed;

                (3) The rights of the holders of shares of such series in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of its assets;

                (4) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof;

                (5) Whether the shares of such series shall be convertible into shares of any other class or classes or of any series of the same or any other class or classes, and if so convertible, the price or prices or the rate or rates of conversion and the method, if any, of adjusting the same, and the other terms and conditions, if any, on which shares shall be so convertible; and

                (6) The extent of voting powers, if any, of the shares of such series.

            C. Each share of Common Stock shall be equal to every other share of Common Stock, and, subject to the prior rights of the Preferred Stock, shall be entitled to share equally upon all distributions of earnings and assets of the
Corporation. After all accrued dividends on all Preferred Stock having cumulative dividend rights have been declared and paid, or funds set apart for the payment thereof, the holders of Common Stock shall be entitled to receive dividends, at such rates and at such times as may be determined by the Board of Directors. Upon the dissolution, liquidation or winding up of the Corporation, or upon any distribution of its capital assets, subject to the prior rights of the Preferred Stock, all the remaining assets of the Corporation shall be distributed ratably among the holders of Common Stock.

            D. Except as otherwise provided in this Certificate of Incorporation, as from time to time amended, or as otherwise required by law, the holders of Common Stock of the Corporation shall be entitled at all meeting of shareholders to one vote for each share of such stock held by them respectively and shall vote together with the holders of the Preferred Stock as one class.

      FOURTH:  The  Corporation  shall indemnify to the full extent from time to
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time  permitted by law any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other agent of the Corporation or any subsidiary of the Corporation or serves or served any other enterprise at the request of the Corporation (including service as a fiduciary with respect to any employee benefit plan) against expenses, judgments, fines, penalties and amounts paid in settlement (including amounts paid pursuant to judgments or settlements in derivative actions), actually and reasonably incurred by such person in connection with such action, suit or proceeding, or any appeal therein. The rights provided by this Article FOURTH to any person shall inure to the benefit of such person's legal representative. Neither the amendment nor repeal of this Article FOURTH, nor the adoption of

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any  provision  of this  Certificate  of  Incorporation  inconsistent  with this
Article FOURTH, shall deprive any person of rights hereunder arising out of any matter which occurred prior to such amendment, repeal or adoption.

      FIFTH: The address of the Corporation's  current registered office is 1250
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Highway  35  South,   Middletown,   New  Jersey  07748,  and  the  name  of  the
Corporation's current registered agent at such address is Barry B. Davall.

      SIXTH:  The number of directors  constituting  the  Corporation's  current
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Board of  Directors  is  eight,  and the  names  and  addresses  of the  current directors of the Corporation are:

NAME                                 ADDRESS
---------------------------------    -------------------------------------------

Charles T. Parton                    1250 Highway 35 South
                                     Middletown, New Jersey 07748

Joseph F.X. O'Sullivan               1250 Highway 35 South
                                     Middletown, New Jersey 07748

Barry B. Davall                      1250 Highway 35 South
                                     Middletown, New Jersey 07748

Michael W. Kostelnik, Jr.            1250 Highway 35 South
                                     Middletown, New Jersey 07748

Frank J. Patock, Jr.                 1250 Highway 35 South
                                     Middletown, New Jersey 07748

Robert B. Cagnassola                 1250 Highway 35 South
                                     Middletown, New Jersey 07748

Frederick H. Kurtz                   1250 Highway 35 South
                                     Middletown, New Jersey 07748

John J. Perri, Jr.                   1250 Highway 35 South
                                     Middletown, New Jersey 07748

            The number of directors at any time may be increased or diminished by vote of the Board of Directors, and in case of any such increase, the Board of Directors shall have power to elect each such additional director to hold office until the next succeeding annual meeting of shareholders and until such director's successor shall have been elected and qualified.

            Any director may be removed from office as a director but only for cause (i) by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) by the affirmative vote of a majority of the members of the Board of Directors in office where, in the judgment of such majority, the

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continuation of the director in office would be harmful to the Corporation,  and the Board of Directors may suspend the director for a reasonable period pending final determination that cause exists for such removal.

            The Board of Directors from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations , the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspecting any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors, or by a resolution of the shareholders of the Corporation.

            The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members an executive committee which shall have an may exercise all the authority of the Board of Directors except as otherwise expressly provided by law, and one or more other committees which shall have such authority as may be delegated by the Board of Directors.

      SEVENTH:  To the full  extent  permitted  by the laws of the  State of New
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Jersey, as they exist or may hereafter be amended, directors and officers of the
Corporation   shall  not  be  personally   liable  to  the  Corporation  or  its
shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article SEVENTH shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such persons of an improper personal benefit. Neither the amendment or repeal of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the protection afforded by this Article SEVENTH to a director or officer of the Corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article SEVENTH would have accrued or arisen, prior to such amendment, repeal or adoption.

      IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Amended and Restated Certificate of Incorporation this 25th day of October 2005.

                                                     COMMUNITY PARTNERS BANCORP



                                                     By /s/ Barry B. Davall
                                                       ------------------------
                                                         Name:  Barry B. Davall
                                                         Title: President


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